Exhibit 99.1

Scott Millard Named IonQ’s New Chief Business Officer

COLLEGE PARK, MD – November 19, 2025 – IonQ (NYSE: IONQ), the world’s leading quantum company, today announced that Scott Millard will join the company as its new Chief Business Officer (CBO) reporting to IonQ Chairman and CEO Niccolo de Masi. Millard assumes his role from Rima Alameddine, who will be pursuing other opportunities and will remain in an advisory capacity during a transition period.

As CBO, Millard will be responsible for transforming industries and helping customers solve some of the world’s most complex problems with IonQ's award-winning quantum computing, quantum networking, quantum sensing and quantum security portfolio. He will focus on further accelerating growth and scaling the mass market adoption of IonQ quantum products and services by leading sales strategy, customer success, and go-to-market execution.

"The record-breaking financial results we announced earlier this month underscore why IonQ is the industry leader in quantum computing, quantum networking, quantum sensing and quantum security. Our company’s technical leadership as well as our superior unit economics make IonQ the preferred quantum platform company for customers worldwide,” said de Masi. “As we look ahead at commercializing all segments of our full-stack quantum solution, we believe that Scott’s 30+ years of sales leadership in technology will play a key role in expanding our lead in the quantum industry. In particular, his deep expertise in AI will be an important complement to IonQ's strength in creating and selling quantum + AI solutions.”

Millard’s expertise for building high growth teams was demonstrated during his time as Senior Vice President, Global AI Sales at Dell Technologies, where he led a $20B+ organization supporting the world’s largest AI Natives and Cloud Service Providers. In this role Millard oversaw sales, technical, product, and services teams that drove some of the largest AI deployments in the world.

His previous strategic sales roles at Dell included leading Global Partner sales overseeing a $22B data center portfolio and Senior Vice President of North America Preferred accounts managing a $5B enterprise and commercial organization. Millard also served as VP, Americas Channel Sales for EMC, managing a $4B+ business. He received an MBA in Information Systems and a BS in Business Administration from Bryant University.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the world’s leading quantum company delivering solutions to solve the world’s most complex problems. IonQ’s newest generation of quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems that have been helping customers and partners such as Amazon Web Services, AstraZeneca, and NVIDIA achieve 20x performance results. The company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance in 2025.

The company is accelerating its technology roadmap and intends to deliver the world’s most powerful quantum computers with 2 million qubits by 2030 to accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. IonQ’s advancements in quantum networking also position the company as a leader in building the quantum internet.

IonQ has operations in Maryland, Washington, California, Colorado, Massachusetts, Tennessee, United Kingdom, Toronto, South Korea, Sweden, and Switzerland. The company’s innovative technology and rapid growth were recognized in Fortune Future 50, Newsweek’s 2025 Excellence Index 1000, and Forbes’ 2025 Most Successful Mid-Cap Companies list. Available through all major cloud providers, IonQ is making quantum more accessible and impactful than ever before. Learn more at IonQ.com.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “confident” and other similar expressions. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement we make. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

IonQ Media Contact:

press@ionq.com

IonQ Investor Contact:

investors@ionq.com